Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

IMPROVED QUARTERLY EARNINGS

Contact: Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (July 20, 2012) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, today announced earnings of $2.0 million, or $0.60 per diluted share, for the quarter ended June 30, 2012. This is a 51% increase from the $1.3 million in earnings, or $0.40 per diluted share, for the same period in 2011.

Selected Financial Highlights:

	2012		2011
Three months ended:	Q2	Q1	Q2
Net income (000’s)	$2,002	$1,714	$1,323
Diluted EPS	$0.60	$0.52	$0.40
Net Interest Margin	4.60%	4.56%	4.32%
Total equity to assets	10.83%	10.64%	9.70%
Allowance for loan losses to total loans	2.01%	2.13%	1.95%
Provision for loan losses (000’s)	$300	$300	$900

John R. Milleson, President and CEO, stated “We are pleased to report another quarter of solid earnings generated by our strong net interest margin and increased net loan growth. With continued improvement in the Company’s levels of past due loans and non-performing assets, we remain hopeful that the economic environment will improve in areas that are critical to the Bank’s successes. Our market expansion into Loudoun County provides even more opportunity to leverage our company’s strengths and contribute to our financial stability. We are greatly anticipating the construction of our new Purcellville branch which will commence next month and its grand opening is being planned for early 2013. The Bank is looking ahead to adding to its branch network and is actively seeking a branch site in the Leesburg area.”

Income Statement Review

Net income for the quarter ended June 30, 2012 increased 16.80% to $2.0 million when compared to the $1.7 million for the quarter ended March 31, 2012. Net income increased 51.32% for the quarter ended June 30, 2012 when compared to the $1.3 million for the quarter ended June 30, 2011.

Net interest income for the quarter ended June 30, 2012 increased 1.7% to $5.9 million when compared to the $5.8 million for the quarter ended March 31, 2012. Net interest income was $5.6 million for the quarter ended June 30, 2011.

Total loan interest income was $5.7 million for the quarters ended June 30 and March 31, 2012 as well as June 30, 2011. Average loans for the quarter ended June 30, 2012 were $421.2 million compared to $413.5 million for the quarter ended March 31, 2012. Total average accruing loans were $419.3 million for the three months ended June 30, 2012 and $411.0 million for the quarter ended March 31, 2012. For the second quarter of 2011, total average loans were $403.1 million and average accruing loans were $398.1 million. The tax equivalent yield on average loans for the quarter ended June 30, 2012 was 5.51%, down four basis points from 5.55% for the quarter ended March 31, 2012. Interest income from the investment portfolio was $1.0 million for the quarter ended June 30, 2012 and $1.1 million for the same period ended March 31, 2012. Average investments were $111.4 million for the quarter ended June 30, 2012 and $116.1 million for the quarter ended March 31, 2012. Interest income from the investment portfolio was also $1.1 million for the quarter ended June 30, 2011.

Total interest expense was $838,000 for the three months ended June 30, 2012 and $912,000 for the same period ended March 31, 2012. The average cost of interest bearing liabilities decreased seven basis points when comparing the quarter ended June 30, 2012 to the quarter ended March 31, 2012. The average balance of interest bearing liabilities decreased $4.1 million from the quarter ended March 31, 2012. The net interest margin was 4.60% for the quarter ended June 30, 2012 and 4.56% for the quarter March 31, 2012.

For the quarter ended June 30, 2011, total interest expense was $1.3 million and the net interest margin was 4.32%. Utilizing cash flows from the investment portfolio to fund increased loan demand, time deposits repricing to lower levels and continued management of other funding costs has helped improve the Company’s net interest margin in the face of declining asset yields.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Non-interest income was $1.6 million for the quarter ended June 30, 2012 and $1.5 million for the quarter ended March 31, 2012. Due to some one time fees, income from fiduciary activities increased $41,000 or 17.1% for the quarter ended June 30, 2012 when compared to the quarter ended March 31, 2012. Income from other service charges and fees increased $58,000 or 7.2% for the quarter ended June 30, 2012 when compared to the quarter ended March 31, 2012. This increase resulted from increases in various items, including safe deposit box fees and ATM fees. Additionally, net gains of $14,000 were realized on the sales of investment securities for the quarter ended June 30, 2012. Noninterest income for the three months ended June 30, 2011 was $1.7 million.

Noninterest expense was $4.4 million for the quarter ended June 30, 2012. This represents a decrease of $222,000 or 4.8% from $4.6 million for the quarter ended March 31, 2012. The majority of the decrease resulted from a one-time adjustment to FDIC assessment expense. The Company determined that the balance of the Company’s prepaid FDIC insurance was too low and as a result made a $199,000 adjustment to increase the prepaid balance and decrease the corresponding expense in the quarter ended June 30, 2012. Net gains of $4,000 and $11,000 were recognized on the sales of other real estate owned for the quarters ended June 30, 2012 and March 31, 2012, respectively. For the quarter ended June 30, 2011, net losses of $118,000 were realized on the sales of other real estate owned. The Company continues to diligently manage and monitor its other operating expenses Total noninterest expense for the quarter ended June 30, 2011 was $4.6 million.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of loans 90 days past due and still accruing interest, nonaccrual loans, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets decreased from $5.3 million or 0.94% of total assets at March 31, 2012 to $4.0 million or 0.71% of total assets at June 30, 2012. This decrease resulted from the charge off of non-accrual loans and sales of other real estate owned. During the second quarter of 2012, the Bank placed one loan on non-accrual status. Management regularly evaluates the financial condition of borrowers with loans on non-accrual status and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these non-accrual loans. All of the non-accrual loans are secured by real estate. No real estate assets had been foreclosed upon during the second quarter of 2012 and the Bank sold four pieces of other real estate owned recorded at a net value of $605,000 during the same period. Loans greater than 90 days past due and still accruing decreased from $449,000 at March 31, 2012 to $163,000 at June 30, 2012. Nonperforming assets were $8.6 million or 1.47% of total assets at June 30, 2011.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At June 30, 2012, the Company had 23 troubled debt restructurings totaling $9.8 million. All of the loans are currently performing loans.

The Company realized $559,000 in net charge-offs for the quarter ended June 30, 2012 versus $156,000 for the three months ended March 31, 2012. The Company has a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Net charge-offs for the quarter ended June 30, 2011 were $343,000.

Provisions for loan losses were $300,000 for the three months ended June 30, 2012 and March 31, 2012. The provisions for loan losses for the quarter ended June 30, 2011 were $900,000. The allowance for loan losses was $8.6 million, or 2.01% of total outstanding loans, at June 30, 2012. At March 31, 2012 and June 30, 2011, the allowance for loan losses was $8.9 million and $7.8 million, respectively. The amount of provision for loan losses during each quarter reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. The Company is committed to maintaining an allowance at a level that adequately reflects the risk inherent in the loan portfolio.

Total Consolidated Assets

Total consolidated assets of the Company at June 30, 2012 were $568.9 million, which represented an increase of $8.7 million or 1.6% from total assets of $560.2 million at March 31, 2012. This increase was driven by the increased volume of the loan portfolio. At June 30, 2011, total consolidated assets were $582.4 million. Total loans increased from $407.5 million at March 31, 2012 to $419.9 at June 30, 2012.

Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has accepted in the loan portfolio. Total loans were $394.6 million at June 30, 2011.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $6.0 million to $454.1 million at June 30, 2012 from $448.2 million at March 31, 2012. At June 30, 2011, total deposits were $450.0 million. The Company held $9.9 million in brokered deposits at June 30, 2012 and March 31, 2012. At June 30, 2011 brokered deposits were $19.0 million.

Fed funds purchased and securities sold under agreement to repurchase were $10.0 million at June 30, 2012 and March 31, 2012. Fed funds purchased and securities sold under agreement to repurchase were $13.2 million at June 30, 2011. Borrowings with the Federal Home Loan Bank of Atlanta were unchanged from March 31, 2012 at $32.3 million at June 30, 2012. Borrowings with the Federal home Loan Bank of Atlanta were $52.3 million at June 30, 2011.

Equity

Shareholders’ equity at June 30, 2012 was $61.6 million, reflecting an increase of $2.0 million from $59.6 million at March 31, 2012. At June 30, 2011 shareholders’ equity was $56.5 million. The book value of the Company at June 30, 2012 was $18.47 per common share. Total common shares outstanding were 3,337,251 at June 30, 2012. On July 18, 2012, the board of directors declared a $0.18 per common share cash dividend for shareholders of record as of August 1, 2012 and payable on August 15, 2012.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	2Q12	1Q12	4Q11	3Q11	2Q11

Net Income (dollars in thousands)	$2,002	$1,714	$693	$1,139	$1,323
Earnings per share, basic	$0.60	$0.52	$0.21	$0.34	$0.40
Earnings per share, diluted	$0.60	$0.25	$0.21	$0.34	$0.40

Return on average total assets	1.43%	1.23%	0.48%	0.78%	0.92%
Return on average total equity	13.29%	11.74%	4.76%	7.91%	9.58%
Dividend payout ratio	30.00%	34.62%	85.71%	52.94%	45.00%
Fee revenue as a percent of total revenue	20.26%	19.18%	18.53%	20.43%	20.65%

Net interest margin(1)	4.60%	4.56%	4.47%	4.34%	4.32%
Yield on average earning assets	5.23%	5.25%	5.28%	5.21%	5.26%
Yield on average interest-bearing liabilities	0.87%	0.94%	1.07%	1.15%	1.22%
Net interest spread	4.36%	4.31%	4.21%	4.06%	4.03%
Tax equivalent adjustment to net interest income (dollars in thousands)	$207	$212	$214	$214	$202

Non-interest income to average assets	1.12%	1.06%	0.88%	0.96%	1.08%
Non-interest expense to average assets	3.12%	3.31%	3.73%	3.13%	3.10%

Efficiency ratio(2)	56.96%	61.43%	72.60%	61.33%	60.70%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	2Q12	1Q12	4Q11	3Q11	2Q11
BALANCE SHEET RATIOS
Loans to deposits	94.36%	92.92%	91.52%	90.34%	89.44%
Average interest-earning assets to average-interest bearing liabilities	138.63%	136.42%	132.72%	132.26%	130.75%
PER SHARE DATA
Dividends	$0.18	$0.18	$0.18	$0.18	$0.18
Book value	$18.47	$18.05	$17.67	$17.61	$17.23
Tangible book value	$18.47	$18.05	$17.67	$17.61	$17.23
SHARE PRICE DATA
Closing price	$20.10	$20.75	$16.81	$16.10	$17.95
Diluted earnings multiple(1)	8.38	9.98	20.01	11.84	11.22
Book value multiple(2)	1.09	1.15	0.95	0.91	1.04
COMMON STOCK DATA
Outstanding shares at end of period	3,337,251	3,320,600	3,300,692	3,306,853	3,297,098
Weighted average shares outstanding	3,326,999	3,316,005	3,305,189	3,302,082	3,286,551
Weighted average shares outstanding, diluted	3,337,114	3,321,687	3,312,290	3,311,472	3,294,331
CAPITAL RATIOS
Total equity to total assets	10.83%	10.64%	10.23%	10.14%	9.70%
CREDIT QUALITY
Net charge-offs to average loans	0.13%	0.04%	0.01%	0.25%	0.09%
Total non-performing loans to total loans	0.43%	0.59%	0.62%	0.69%	1.21%
Total non-performing assets to total assets	0.71%	0.94%	0.87%	1.10%	1.47%
Non-accrual loans to:
total loans	0.39%	0.48%	0.60%	0.65%	1.09%
total assets	0.30%	0.36%	0.43%	0.46%	0.75%
Allowance for loan losses to:
total loans	2.01%	2.13%	2.13%	1.94%	1.95%
non-performing assets	213.78%	168.99%	176.06%	125.47%	91.58%
non-accrual loans	509.93%	445.46%	357.00%	299.47%	178.57%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$163	$449	$94	$165	$492
Non-accrual loans	1,692	1,995	2,449	2,635	4,387
Other real estate owned and repossessed assets	2,181	2,815	2,423	3,489	3,675
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$609	$237	$327	$1,110	$684
(Recoveries)	(50)	(81)	(279)	(117)	(341)
Net charge-offs (recoveries)	559	156	48	993	343
PROVISION FOR LOAN LOSSES (dollars in thousands)	$300	$300	$900	$1,050	$900
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$8,887	$8,743	$7,891	$7,834	$7,277
Provision	300	300	900	1,050	900
Net charge-offs (recoveries)	559	156	48	993	343
Balance at the end of period	$8,628	$8,887	$8,743	$7,891	$7,834

(1)	The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited	Unaudited	Audited	Unaudited	Unaudited
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

Assets
Cash and due from banks	$12,996	$11,218	$21,941	$18,839	$39,769
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	107,283	110,157	117,654	123,699	116,783
Loans, net of allowance for loan losses	419,877	407,535	401,681	398,649	394,640
Bank premises and equipment, net	16,370	16,316	15,200	15,728	15,772
Other assets	12,391	14,949	11,546	14,421	15,407

Total assets	$568,917	$560,175	$568,022	$571,336	$582,371

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$115,478	$112,735	$107,237	$104,153	$104,786
Savings and interest bearing demand deposits	220,993	211,494	210,158	194,035	193,729
Time deposits	117,646	123,930	131,070	151,819	151,459

Total deposits	$454,117	$448,159	$448,465	$450,007	$449,974
Federal funds purchased and securities sold under agreements to repurchase	10,000	10,000	10,000	10,000	13,240
Federal Home Loan Bank advances	32,250	32,250	42,250	42,250	52,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	3,694	2,958	2,000	3,939	3,201
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$507,278	$500,584	$509,932	$513,413	$525,882

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,293	8,253	8,217	8,224	8,199
Surplus	9,998	9,733	9,568	9,628	9,434
Retained earnings	39,896	38,492	37,374	37,276	36,730
Accumulated other comprehensive income	3,452	3,113	2,931	2,795	2,126

Total shareholders’ equity	$61,639	$59,591	$58,090	$57,923	$56,489

Total liabilities and shareholders’ equity	$568,917	$560,175	$568,022	$571,336	$582,371

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

Interest and Dividend Income
Interest and fees on loans	$5,748	$5,675	$5,837	$5,750	$5,711
Interest on federal funds sold	—	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	554	598	640	603	739
Interest income exempt from federal income taxes	351	360	367	367	335
Dividends	107	103	99	189	65
Interest on deposits in banks	2	3	6	11	14

Total interest and dividend income	$6,762	$6,739	$6,949	$6,920	$6,864

Interest Expense
Interest on deposits	$397	$444	$548	$595	$635
Interest on federal funds purchased and securities sold under agreements to repurchase	89	91	89	93	91
Interest on Federal Home Loan Bank advances	273	298	374	420	453
Interest on trust preferred capital notes	79	79	80	80	79

Total interest expense	$838	$912	$1,091	$1,188	$1,258

Net interest income	$5,924	$5,827	$5,858	$5,732	$5,606
Provision For Loan Losses	300	300	900	1,050	900

Net interest income after provision for loan losses	$5,624	$5,527	$4,958	$4,682	$4,706

Noninterest Income
Income from fiduciary activities	$281	$240	$209	$189	$241
Service charges on deposit accounts	370	352	395	406	396
Other service charges and fees	868	810	717	861	839
Gain on the sale of bank premises and equipment	—	—	77	—	—
Gain (Loss) on sales of AFS securities	14	—	(88)	(8)	163
Other operating income	40	68	39	24	21

Total noninterest income	$1,573	$1,470	$1,349	$1,472	$1,660

Noninterest Expenses
Salaries and employee benefits	$2,671	$2,613	$3,021	$2,688	$2,487
Occupancy expenses	287	292	278	286	282
Equipment expenses	176	164	169	164	183
Advertising and marketing expenses	100	115	92	157	125
Stationery and supplies	69	71	71	53	69
ATM network fees	135	122	169	131	132
FDIC assessment	(77)	183	166	170	177
(Gain) loss on the sale of other real estate owned	(4)	(11)	122	78	118
Other operating expenses	1,023	1,053	1,413	918	989

Total noninterest expenses	$4,380	$4,602	$5,501	$4,645	$4,562

Income before income taxes	$2,817	$2,395	$806	$1,509	$1,804
Income Tax Expense	815	681	113	370	481

Net income	$2,002	$1,714	$693	$1,139	$1,323

Earnings Per Share
Net income per common share, basic	$0.60	$0.52	$0.21	$0.34	$0.40

Net income per common share, diluted	$0.60	$0.52	$0.21	$0.34	$0.40

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	June 30, 2012			March 31, 2012			June 30, 2011
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$71,755	$2,658	3.70%	$75,179	$2,819	3.75%	$79,749	$3,225	4.04%
Tax-Exempt (1)	39,638	2,136	5.39%	40,884	2,194	5.37%	36,342	2,042	5.62%

Total Securities	$111,393	$4,794	4.30%	$116,063	$5,013	4.32%	$116,091	$5,267	4.54%
Loans:
Taxable	$414,499	$22,916	5.53%	$406,120	$22,619	5.57%	$393,202	$22,685	5.77%
Non-accrual	1,962	—	0.00%	2,469	—	0.00%	5,071	—	0.00%
Tax-Exempt (1)	4,777	307	6.42%	4,867	313	6.43%	4,868	337	6.92%

Total Loans	$421,238	$23,223	5.51%	$413,456	$22,932	5.55%	$403,141	$23,021	5.71%
Federal funds sold	145	—	0.00%	226	—	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	4,652	9	0.20%	5,291	12	0.23%	25,021	52	0.21%

Total earning assets	$535,466	$28,027	5.23%	$532,567	$27,957	5.25%	$539,182	$28,340	5.26%
Allowance for loan losses	(8,893)			(8,901)			(7,531)
Total non-earning assets	37,390			36,285			42,806

Total assets	$563,963			$559,945			$574,457

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$78,555	$132	0.17%	$75,651	$139	0.18%	$69,553	$177	0.26%
Money market accounts	84,224	204	0.24%	84,121	249	0.30%	72,754	379	0.52%
Savings accounts	52,854	37	0.07%	49,382	57	0.12%	45,000	58	0.13%
Time deposits:
$100,000 and more	72,740	385	0.53%	74,476	455	0.61%	63,045	631	1.00%
Less than $100,000	48,326	836	1.73%	53,815	887	1.65%	88,651	1,298	1.46%

Total interest-bearing deposits	$336,699	$1,593	0.47%	$337,444	1,787	0.53%	$339,003	$2,544	0.75%
Federal funds purchased and securities sold under agreements to repurchase	10,086	360	3.57%	10,606	366	3.45%	13,905	369	2.65%
Federal Home Loan Bank advances	32,250	1,097	3.40%	35,107	1,199	3.41%	52,250	1,816	3.48%
Trust preferred capital notes	7,217	318	4.41%	7,217	318	4.40%	7,217	317	4.40%

Total interest-bearing liabilities	$386,252	$3,369	0.87%	$390,374	3,669	0.94%	$412,375	$5,046	1.22%

Noninterest-bearing liabilities:
Demand deposits	114,206			108,376			104,133
Other Liabilities	2,914			2,444			2,585

Total liabilities	$503,372			$501,194			$519,093
Shareholders’ equity	60,591			58,751			55,364

Total liabilities and shareholders’ equity	$563,963			$559,945			$574,457

Net interest income		$24,657			$24,288			$23,294

Net interest spread			4.36%			4.31%			4.03%
Interest expense as a percent of average earning assets			0.63%			0.69%			0.94%
Net interest margin			4.60%			4.56%			4.32%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

GAAP Financial Measurements:
Interest Income - Loans	$5,748	$5,675	$5,837	$5,750	$5,711
Interest Income - Securities and Other Interest-Earnings Assets	1,014	1,064	1,112	1,170	1,153
Interest Expense - Deposits	396	444	548	595	635
Interest Expense - Other Borrowings	442	468	544	593	623

Total Net Interest Income	$5,924	$5,827	$5,857	$5,732	$5,606

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$26	$26	$25	$25	$29
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	181	186	189	189	173

Total Tax Benefit on Tax-Exempt Interest Income	$207	$212	$214	$214	$202

Tax-Equivalent Net Interest Income	$6,131	$6,039	$6,071	$5,946	$5,808